UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2013

ZILLOW, INC.

(Exact name of registrant as specified in its charter)

Washington	001-35237	20-2000033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 26, 2013, Zillow, Inc., a Washington corporation (“Zillow”), through its wholly owned subsidiary, Strawberry Acquisition, Inc., a Delaware corporation (“Merger Sub”), consummated its acquisition of NMD Interactive, Inc., d/b/a StreetEasy, a Delaware corporation (“StreetEasy”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Zillow, StreetEasy, Merger Sub and Shareholder Representative Services LLC, acting as the stockholder representative, dated August 16, 2013. Under the terms and subject to the conditions of the Merger Agreement, Merger Sub merged with and into StreetEasy with StreetEasy remaining as the surviving company and a wholly owned subsidiary of Zillow (the “Merger”).

The total Merger consideration payable to StreetEasy equity holders is approximately $50 million in cash, less certain transaction expenses and as adjusted at closing based on StreetEasy’s net working capital, cash and debt. All vested options to purchase shares of StreetEasy’s common stock were cancelled and, in settlement of such cancellation, the holders of such options will receive cash payments representing a portion of the Merger consideration as described in the Merger Agreement. A portion of the Merger consideration has been attributed to the substitution of unvested stock options of StreetEasy outstanding as of the closing for stock options to purchase shares of Zillow’s Class A common stock at an exchange ratio implied by the Merger consideration as described in the Merger Agreement. In connection with the closing, $5 million of the Merger consideration otherwise payable to StreetEasy stockholders and holders of vested stock options has been deposited in a third-party escrow account to secure certain indemnification obligations of those equity holders.

The foregoing description of the Merger and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Zillow with the Securities and Exchange Commission on August 19, 2013 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by Zillow on August 28, 2013 regarding the closing of the Merger is filed as Exhibit 99.1 hereto, and is incorporated herein by reference. The information in this Item 7.01 of Current Report on Form 8-K, as well as Exhibit 99.1, shall not be treated as “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of StreetEasy for the periods specified in Rule 3-05(b) of Regulation S-X are not included in this report, and will be filed with the Securities and Exchange Commission not later than November 8, 2013.

(b) Pro Forma Financial Information.

Pro forma financial information required pursuant to Article 11 of Regulation S-X is not included in this report, and will be filed with the Securities and Exchange Commission not later than November 8, 2013.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated August 16, 2013, by and among Zillow, Inc., NMD Interactive, Inc., d/b/a StreetEasy, Strawberry Acquisition, Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.1 of the Zillow, Inc. Current Report on Form 8-K filed August 19, 2013 (Commission File Number 001-35237)).

99.1	Press release dated August 28, 2013 entitled “Zillow Completes Acquisition of StreetEasy” issued by Zillow, Inc. on August 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2013	ZILLOW, INC.

	By:	/s/ SPENCER M. RASCOFF
	Name:	Spencer M. Rascoff
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated August 16, 2013, by and among Zillow, Inc., NMD Interactive, Inc., d/b/a StreetEasy, Strawberry Acquisition, Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.1 of the Zillow, Inc. Current Report on Form 8-K filed August 19, 2013 (Commission File Number 001-35237)).

99.1	Press release dated August 28, 2013 entitled “Zillow Completes Acquisition of StreetEasy” issued by Zillow, Inc. on August 28, 2013.

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